UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 23, 2015
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On recommendation by Blue Nile Inc.’s ("Blue Nile") nominating and corporate governance committee, the board of directors of Blue Nile increased the size of the board of directors from eight members to nine members and appointed Robert van Schoonenberg to its board of directors effective February 23, 2015. Mr. van Schoonenberg was appointed as a Class I director and will stand for election by a vote of stockholders at its 2017 annual meeting of stockholders. Mr. van Schoonenberg has been assigned to the compensation committee of Blue Nile's board of directors.

Mr. van Schoonenberg, 67, has served as the chairman and chief executive officer of BayPoint Capital Partners, LLC, a private equity firm since January 2008 and co-managing partner of AmeriCap Partners LLC, a growth capital investment firm since September 2010.  From February 2008 until June 2010, Mr. van Schoonenberg was the chairman of the board of directors of Premiere Entertainment, LLC, a digital broadcast production company. For more than 27 years, Mr. van Schoonenberg served in various capacities at Avery Dennison Corporation, a Fortune 500 labeling and packaging materials and solutions company, including serving as the executive vice president, chief legal officer and corporate secretary of the board of directors. Mr. van Schoonenberg currently serves on the board of directors of Ryland Group, Inc., a national home building company; Guidance Software, Inc., a digital forensics and cybersecurity company; and Live Media Group LLC, a multimedia company specializing in the production and delivery of live entertainment and music events to television, in-theatre, the Internet, and mobile devices. He formerly served on the board of directors of Altair Nanotechnologies, Inc., a manufacturer of nano-based products. Mr. van Schoonenberg received his J.D. degree from University of Michigan Law School, M.B.A. from the University of Wisconsin at Madison, and undergraduate degree from Marquette University. Mr. van Schoonenberg also serves on the Board of Trustees for Southwestern University School of Law.

Mr. van Schoonenberg will receive the same compensation as Blue Nile’s other non-employee directors. This compensation consists of:

▪	an annual retainer of $40,000 cash compensation, which he may elect to receive in stock in lieu of cash;
▪	$3,000 for serving on any committee of the board of directors;
▪	an initial grant of restricted stock units with a value of $100,000; and
▪	an annual equity grant with a value of $85,000, which he may elect to receive in the form of stock options or restricted stock units.

All equity grants are issued pursuant to the Company’s 2013 Equity Incentive Plan , applicable award agreement, and Blue Nile’s Compensation Program for Non-Employee Directors, which were previously filed with the Securities and Exchange Commission.

Blue Nile will also enter into its standard form indemnification agreement with Mr. van Schoonenberg, which was previously filed with the Securities and Exchange Commission.

There is no arrangement or understanding pursuant to which Mr. van Schoonenberg was elected as a director, and there are no related party transactions between Blue Nile and Mr. van Schoonenberg that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2015

BLUE NILE, INC.

By:	/s/ Lauren Neiswender
Lauren Neiswender
General Counsel and Corporate Secretary